Exhibit 99.1

Light & Wonder Announces Successful Completion of Notes Offering

LAS VEGAS, August 23, 2023 — Light & Wonder, Inc. (NASDAQ and ASX: LNW) (“Light & Wonder” or the “Company”) today announced that its wholly owned subsidiary, Light and Wonder International, Inc. (“LNWI”), successfully completed a private offering of $550.0 million in aggregate principal amount of new 7.500% senior unsecured notes due 2031 (the “Notes”) at an issue price of 100.000%.

The net proceeds of the Notes offering, together with cash on hand, will be used to redeem all $550.0 million of LNWI’s outstanding 8.625% senior unsecured notes due 2025 (the “2025 Notes”) and to pay accrued and unpaid interest thereon plus any related premiums, fees and expenses.

The Notes are guaranteed on a senior basis by Light & Wonder and certain of its subsidiaries, and the Notes are not secured.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The Notes are offered only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A and to non-U.S. Persons under Regulation S under the Securities Act.

This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor will there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Nothing in this press release should be construed as an offer to purchase, notice of redemption or repurchase or a solicitation of an offer to purchase any of the outstanding 2025 Notes. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Light & Wonder

Light & Wonder, Inc. is the global leader in cross-platform games and entertainment. Light & Wonder brings together approximately 6,000 employees from six continents to connect between land-based and digital channels with unmatched technology and distribution. Guided by a culture that values daring teamwork and creativity, the Company builds new worlds of play, developing game experiences loved by players around the globe. Its OPENGAMINGTM platform powers the largest digital-gaming network in the industry. The Company is committed to the highest standards of integrity, from promoting players responsibility to implementing sustainable practices. For more information, please visit www.lnw.com, which is updated regularly with financial and other information about the Company. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not part of, this document.

Forward-Looking Statements

In this press release, Light & Wonder makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “intend,” “plan,” “continue,” “believe,” “expect,” “anticipate,” “target,” “should,” “could,” “potential,” “opportunity,” “goal,” or similar terminology. These forward-looking statements include statements related to the terms, timing and completion of the offering of the Notes; the intended use of proceeds of the Notes offering; and the completion of the redemption of the 2025 Notes. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things: the inability to consummate the potential refinancing transaction on the terms described herein or at all; the inability to otherwise reduce or refinance our indebtedness; and the risk that we will not use the proceeds in the manner anticipated.

Additional information regarding risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K filed with the SEC on March 1, 2023 (including under the headings “Forward-Looking Statements” and “Risk Factors”). Forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation and expressly disclaim any obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

COMPANY CONTACTS

Investor Relations:
Nick Zangari +1 702-301-4278
Senior Vice President, Investor Relations

ir@lnw.com

Media Relations:
Andy Fouché +1 206-697-3678
Vice President, Corporate Communications
media@lnw.com

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